Exhibit 21.1

SUBSIDIARIES OF STERIS PLC

STERIS plc has no parent company. As of March 31, 2025, its direct and indirect subsidiaries were as follows:

Name	Jurisdiction of Incorporation

Albert Browne Limited	England and Wales
American Sterilizer Company	Pennsylvania, USA
Bioster-Mottahedoon Egypt SAE	Egypt
Birkova Products, LLC	Indiana, USA
Bizworth Gammarad Sdn Bhd	Malaysia
Black Diamond Video, Inc.	California, USA
Cantel (Belgium) BV	Belgium
Cantel (Canada) Inc.	Canada
Cantel (UK) Limited	England and Wales
Cantel Medical (Italy) S.r.l.	Italy
Cantel Medical (UK) Limited	England and Wales
Cantel Medical Asia/Pacific Pte. Ltd.	Singapore
Cantel Medical Devices (China) Co., Ltd.	China
Cantel Medical International B.V.	Netherlands
Cantel Medical LLC	Delaware, USA
CLBV Limited	England and Wales
Diagmed Healthcare Limited	England and Wales
Electron Beam Sdn. Bhd.	Malaysia
Eschmann Holdings Limited	England and Wales
Genii, Inc.	Minnesota, USA
Harwell Dosimeters Limited	England and Wales
Herotron E-Beam Service GmbH	Germany
HMM HoldCo Limited	England and Wales
Hungaroptics KFT	Hungary
Isomedix Inc.	Delaware, USA
Isomedix Operations Inc.	Delaware, USA
Jet Prep Ltd.	Israel
Key Surgical Europe S.à r.l.	Switzerland
Key Surgical Limited	England and Wales
Key Surgical LLC	Delaware, USA
Konnexis Inc.	Canada
KS Apollo Holdings Inc.	Delaware, USA
KS Apollo LLC	Delaware, USA
KVI LLC	Delaware, USA
Mar Cor Purification, Inc.	Pennsylvania, USA
Massaro Limited Partnership (Victory Road)	Pennsylvania, USA

Exhibit 21.1

Name	Jurisdiction of Incorporation

Medical Innovations Group Holdings Limited	England and Wales
Medical Innovations Group Ltd	England and Wales
Medi-Cart International Limited	England and Wales
Medisafe America, L.L.C.	Florida, USA
Medisafe Holdings Ltd	England and Wales
Medisafe UK Limited	England and Wales
Medivators Inc.	Minnesota, USA
Mevex Corporation	Canada
SATYAtek S.A.	Switzerland
Shamrock Innovations Limited	Ireland
Shiloh Limited	England and Wales
Solar New US Holding Corporation	Delaware, USA
Solar New US Parent Co, LLC	Delaware, USA
Solar US Acquisition Co, LLC	Delaware, USA
STE UK HoldCo Limited	England and Wales
STE UK Sub HoldCo Limited	England and Wales
Sterile Supplies Limited	England and Wales
STERILMED France	France
STERIS (BVI) I Limited	British Virgin Islands
STERIS (India) Private Limited	India
STERIS (Shanghai) Trading Co., Ltd.	China
STERIS AB	Sweden
STERIS Applied Sterilization Technologies ULC	Canada
STERIS Asia Pacific, Inc.	Delaware, USA
STERIS AST CZ s.r.o.	Czech Republic
STERIS AST, storitve v zdravstvu, d.o.o	Slovenia
STERIS Australia PTY LTD	Australia
STERIS Barrier Products Solutions, Inc.	Pennsylvania, USA
STERIS Brazil Holdings, LLC	Delaware, USA
STERIS Canada ULC	Canada
STERIS Canada Sales ULC	Canada
STERIS CH Limited	England and Wales
STERIS China Holdings Limited	Hong Kong
STERIS Colombia S.A.S	Colombia
STERIS Corporation	Ohio, USA
STERIS Corporation de Costa Rica, S.A.	Costa Rica
STERIS Corporation de Republica Dominicana, S.R.L.	Dominican Republic
STERIS Deutschland GmbH	Germany
STERIS Dover AST Holdings Limited	England and Wales
STERIS Dover Canada Holdings Limited	England and Wales
STERIS Dover Limited	England and Wales

Exhibit 21.1

Name	Jurisdiction of Incorporation

STERIS Emerald IE Limited	Ireland
STERIS Europe, Inc.	Delaware, USA
STERIS FinCo S.à r.l.	Luxembourg
STERIS Finco II S.à r.l.	Luxembourg
STERIS GmbH	Switzerland
STERIS Holdings B.V.	Netherlands
STERIS Hong Kong Limited	Hong Kong
STERIS Iberia,S.A.	Spain
STERIS IMS Canada Inc.	Canada
STERIS IMS Limited	England and Wales
STERIS Inc.	Delaware, USA
STERIS Instrument Management Services, Inc.	Delaware, USA
STERIS Ireland Limited	Ireland
STERIS Irish FinCo Unlimited Company	Ireland
STERIS Irish FinCo II Unlimited Company	Ireland
STERIS Isomedix Puerto Rico LLC	Puerto Rico
STERIS Israel Solutions Ltd	Israel
STERIS Japan Inc.	Japan
STERIS Laboratories, Inc.	Minnesota, USA
STERIS Latin America, Inc.	Delaware, USA
STERIS Limited	England and Wales
STERIS Luxembourg Finance S.à r.l.	Luxembourg
STERIS Luxembourg Holding S.à r.l.	Luxembourg
STERIS Malaysia SDN. BHD.	Malaysia
STERIS Mauritius Limited	Republic of Mauritius
STERIS Mexico, S. de R.L. de C.V.	Mexico
STERIS Netherlands B.V.	Netherlands
STERIS New Zealand Limited	New Zealand
STERIS Personnel Services, Inc.	Delaware, USA
STERIS Portugal, Unipessoal, Lda.	Portugal
STERIS S.p.A.	Italy
STERIS S.r.l.	Italy
STERIS SA	Belgium
STERIS SAS	France
STERIS Solutions do Brasil Importacao e Comercializacao de Produtos da Saude Ltda.	Brazil
STERIS Solutions Korea Limited	South Korea
STERIS Solutions Limited	England and Wales
STERIS Solutions Pte. Limited	Singapore
STERIS Solutions, S. de R.L. de C.V.	Mexico
STERIS Sterilization Technologies (Suzhou) Ltd.	China

Exhibit 21.1

Name	Jurisdiction of Incorporation

STERIS Taiwan Co., Ltd.	Taiwan
STERIS TOMOE (Thailand) Ltd.	Thailand
STERIS Tomoe Singapore Pte. Ltd	Singapore
STERIS UK Holding Limited	England and Wales
STERIS US Holdings Corp.	Delaware, USA
STERIS-SHINVA Healthcare Systems Co., Ltd.	China
Synergy Health (Thailand) Limited	Thailand
Synergy Health (UK) Limited	England and Wales
Synergy Health Allershausen GmbH	Germany
Synergy Health Amsterdam B.V.	Netherlands
Synergy Health AST S.r.l.	Costa Rica
Synergy Health AST, LLC	Delaware, USA
Synergy Health Däniken AG	Switzerland
Synergy Health Ede B.V.	Netherlands
Synergy Health Holding B.V.	Netherlands
Synergy Health Holdings Limited	England and Wales
Synergy Health Investments Limited	England and Wales
Synergy Health Ireland Limited	Ireland
Synergy Health Limited	England and Wales
Synergy Health Logistics B.V.	Netherlands
Synergy Health Marseille SAS	France
Synergy Health Nederland B.V.	Netherlands
Synergy Health Radeberg GmbH	Germany
Synergy Health Sterilisation UK Limited	England and Wales
Synergy Health Systems Limited	England and Wales
Synergy Health True North, LLC	New York, USA
Synergy Health US Holdings, Inc.	Delaware, USA
Synergy Health Westport Limited	Ireland
Synergy Sterilisation KL (M) Sdn Bhd	Malaysia
Synergy Sterilisation Kulim (M) Sdn Bhd	Malaysia
Synergy Sterilisation (M) Sdn Bhd	Malaysia
Synergy Sterilisation Rawang (M) Sdn Bhd	Malaysia
Synergy Sterilisation South Africa (Propietary) Limited	South Africa
TekGo, Inc.	Delaware, USA
The STERIS Foundation	Ohio, USA
United States Endoscopy Group, Inc.	Ohio, USA
Vernon and Co. Limited	England and Wales
Vernon-Carus Limited	England and Wales